Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in  the Registration Statement on Form S-1 (No. 333-172241) and on Form S-8 (No. 333-151877) of Weikang Bio-Technology Group Company, Inc. of our report dated March 11, 2011 relating to the financial statements which appear in this Form 10-K.

Goldman Kurland and Mohidin LLP

Encino, California

March 30, 2012